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                                                                    EXHIBIT 99.1

MONDAY MAY 3, 11:36 AM EASTERN TIME

COMPANY PRESS RELEASE

CASA OLE RESTAURANTS INC. CLOSED ON ITS ACQUISITION OF LA SENORITA RESTAURANTS

HOUSTON--(BUSINESS WIRE)--May 3, 1999--Casa Ole Restaurants Inc. (the "Company") (Nasdaq:CASA - news) announced today that it closed on its acquisition of La Senorita Restaurants on Friday, April 30, 1999. The purchase price was approximately $4,000,000 in cash.

La Senorita Restaurants are Mexican themed, casual style operations consisting of five company-owned restaurants and four franchised restaurants. All of the nine restaurants are located within the State of Michigan. Sales for the La Senorita system in 1998 were approximately $11.6 million, of which approximately $7.6 million were from company-owned restaurants. "We are excited by this latest acquisition, which is another step in our strategy of adding shareholder value by careful new restaurant development in existing markets, coupled with opportunistic acquisitions of proven Mexican restaurant companies," stated Lou Neeb, chairman and CEO of Casa Ole Restaurants Inc. "To date, the Company has acquired two Mexican themed companies, Monterey's Acquisition Corp. in July 1997, and now La Senorita Restaurants. With the many similarities in operations and management philosophies in the two companies, we see this acquisition as being an immediate contributor to our company's financial growth."

The Company plans to release its first quarter earnings on Friday, May 14, 1999. The Company has scheduled a conference call on Monday, May 17, 1999 to discuss first quarter results. The call will last approximately 30 minutes, including time allotted for taking questions from callers. It will begin at 3:00 p.m. Central Standard Time. Inquiries regarding the call should be directed to Teresa Atkinson at 713/943-7574.

Casa Ole Restaurants Inc. operates and franchises 80 Mexican restaurants. The current system includes 48 Company-operated restaurants and 32 franchisee-operated restaurants.

Special Note Regarding Forward-Looking Statements

Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other facts which may cause the actual results, performance or achievements of Casa Ole Restaurants Inc., its area developers, market partners, franchisees and Casa Ole restaurants to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives; development and operating costs; area developers' adherence to development schedules; advertising and promotional efforts; brand awareness; adverse publicity; acceptance of new product offerings; consumer trial and frequency; availability, locations and terms of sites for store development; changes in business strategy or development plans; quality of management; availability, terms and development of capital; business abilities and judgment of personnel; availability of qualified personnel; food, labor and employee benefit costs; changes in, or the failure to comply with government regulations; regional weather conditions; construction schedules; and other factors referenced in the Company's 1998 Annual Report and Form 10-K. The use in this release of such words as



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"believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The success of the Company is dependent on the efforts of the Company, its employees and its area developers, market partners, and franchisees and the manner in which they operate and develop stores.

Contact:
     Casa Ole Restaurants Inc., Houston
     Curt Glowacki, 713/943-7574
     or
     Andrew J. Dennard, 713/943-7574